Exhibit 10.2
SUBSCRIPTION AGREEMENT
Superconductor Technologies Inc.
460 Ward Drive
Santa Barbara, California, 93111
The undersigned (the “Investor”) hereby confirms its agreement with you as follows:
1. This Subscription Agreement (this “Agreement”) is made as of the date set forth on the signature page hereto between Superconductor Technologies Inc., a Delaware corporation (the “Company”), and the Investor.
2. The Company has authorized the sale and issuance to certain investors of up to an aggregate of ___shares (the “Shares”; which term includes the Firm Shares and the Option Shares as described below) of its Common Stock, par value $0.001 per share (the “Common Stock”) and ___warrants (such warrants shall be substantially in the form attached as Exhibit B to the Placement Agent Agreement (as defined below) the “Warrants”; which term includes the Firm Warrants and the Option Warrants as described below) to purchase its Common Stock, for a purchase price of (i) $0.73 per share for the Firm Shares (including the Firm Warrants, the “Firm Shares Purchase Price”) and (ii) $0.73 per share for the Option Shares (including the Option Warrants, the “Option Shares Purchase Price”).
3. The offering and sale of the Shares and the Warrants (the “Offering”) are being made pursuant to an effective Registration Statement on Form S-3 (including the Prospectus contained therein (the “Base Prospectus”), the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and a Prospectus Supplement (the “Prospectus Supplement”) containing certain supplemental information regarding the Shares, the Warrants and terms of the Offering that will be filed with the Commission and delivered to the Investor along with the Company’s counterpart to this Agreement. In the event that the Option Shares, the Warrants and any shares of Common Stock issuable upon exercise thereof (the “Warrant Shares”) cannot be sold to the Investors, pursuant to the Registration Statement, then the Company has agreed to amend the Registration Statement or file a new registration statement to permit the issuance of the Option Shares, the Warrants, and the Warrant Shares to the Investors and the resale of freely tradable shares of Common Stock by them under the Securities Act of 1933, as amended.
4. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the number of shares (the “Firm Shares”) of Common Stock and warrants (the “Firm Warrants”, such number of Firm Warrants being equal to twenty percent (20%) of the number of Firm Shares being purchased by Investor) set forth on the signature page hereto under the heading “Firm Shares” and “Firm Warrants”, respectively, at a price per share equal to the Firm Shares Purchase Price, for the aggregate purchase price set forth on the signature page hereto under the heading “Firm Shares”. In addition, the Company also agrees to sell to the Investor, at the Investor’s option, up to the number of additional shares (the “Option Shares”) of Common Stock and warrants (the “Option Warrants”, such number of Option Warrants being equal to twenty percent (20%) of the number of Option Shares being purchased by Investor) set forth on the signature page hereto under the heading “Option Shares” (such number of Option Shares being equal to twenty percent (20%) of the number of Firm Shares being purchased by Investor) and “Option Warrants”, respectively, at a price per share equal to the Option Shares Purchase Price, for up to the aggregate purchase price set forth on the signature page hereto under the heading “Option Shares”. The Shares and Warrants shall be purchased pursuant to the Terms and Conditions for Purchase of Shares and Warrants attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.

5. The manner of settlement of the Shares and Warrants purchased by the Investor shall be determined by such Investor as follows (check one):

6.	[___]	A.Delivery by electronic book-entry at The Depository Trust Company (“DTC”), registered in the Investor’s name and address as set forth below, and released by Registrar and Transfer Company, the Company’s transfer agent (the “Transfer Agent”), to the Investor at the First Closing and any Option Closing. NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

7.	(I)	DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES AND WARRANTS ARE MAINTAINED TO SET UP A DEPOSIT/WITHDRAWAL AT CUSTODIAN (“DWAC”) INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES AND WARRANTS, AND

	(II)	REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES AND WARRANTS BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:

THE CITIBANK PRIVATE BANK
153 East 53rd Street
New York, NY 10043
ABA # 021-000-089
Account Name: Superconductor Technologies Inc.
Account Number: 39311033
     – OR –

[___]	B.	Delivery versus payment (“DVP”) through DTC (i.e., the Company shall deliver Shares and Warrants registered in the Investor’s name and address as set forth below and released by the Transfer Agent to the Investor at the First Closing and any Option Closing directly to the account(s) at SG Cowen & Co., LLC identified by the Investor and simultaneously therewith payment shall be made from such account(s) to the Company through DTC). NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)	NOTIFY SG COWEN & CO., LLC OF THE ACCOUNT OR ACCOUNTS AT SG COWEN & CO., LLC TO BE CREDITED WITH THE SHARES AND WARRANTS BEING PURCHASED BY SUCH INVESTOR, AND

(II)	CONFIRM THAT THE ACCOUNT OR ACCOUNTS AT SG COWEN & CO., LLC TO BE CREDITED WITH THE SHARES AND WARRANTS BEING PURCHASED BY THE INVESTOR HAVE A MINIMUM BALANCE EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES AND WARRANTS BEING PURCHASED BY THE INVESTOR.
IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC OR DVP IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE SHARES AND WARRANTS OR DOES NOT MAKE PROPER ARRANGEMENTS

FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES AND WARRANTS MAY NOT BE DELIVERED AT THE RESPECTIVE CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM SUCH CLOSING ALTOGETHER.
8. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or any of its affiliates and (b) it has no direct or indirect affiliation or association with any NASD member. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)
9. The Investor represents that it has received the final Base Prospectus, dated March 16, 2004, which is a part of the Company’s Registration Statement, prior to or in connection with the receipt of this Agreement.

(A)	FIRM SHARES:

Number of Firm Shares:

Purchase Price Per Firm Share: $0.73

Aggregate Firm Shares Purchase Price: $

FIRM WARRANTS:

Number of Firm Warrants: (Such number of Firm Warrants to be equal to 20% of the number of Firm Shares being purchased by Investor)

(B)	OPTION SHARES:

Number of Option Shares: (such Number of Option Shares being equal to twenty percent (20%) of the number of Firm Shares being purchased by Investor under the heading “Firm Shares”)

Purchase Price Per Option Share: $0.73

Aggregate Option Shares Purchase Price: $

OPTION WARRANTS:

Number of Option Warrants: (Such number of Option Warrants to be equal to 20% of the number of Option Shares being purchased by Investor)
     Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: August___, 2005

INVESTOR

By:

Print Name:

Title:

Address:

Agreed and Accepted
this ___day of August, 2005:
SUPERCONDUCTOR TECHNOLOGIES INC.

By:
Title:

ANNEX I
TERMS AND CONDITIONS FOR PURCHASE OF SHARES AND WARRANTS
     Authorization and Sale of the Shares and Warrants. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares and Warrants.
1. Agreement to Sell and Purchase the Shares and Warrants; Placement Agent.
          1.1 At the First Closing (as defined in Section 2.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Firm Shares and Firm Warrants set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Shares and Warrants are attached as Annex I (the “Signature Page”) under the heading “Firm Shares” and “Firm Warrants”, respectively, for the aggregate purchase price set forth on the Signature Page under the heading “Firm Shares.”
          1.2 At any Option Closing (as defined in Section 2.2), the Company, at the Investor’s option, will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, up to the number of Option Shares and Option Warrants set forth on the Signature Page under the heading “Option Shares” and “Option Warrants”, respectively, for up to the aggregate purchase price set forth on the Signature Page under the heading “Option Shares” (such aggregate purchase price equal to the number of Option Shares being purchased by the Investor multiplied by the Option Shares Purchase Price).
          1.3 The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Shares and Warrants to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”
          1.4 Investor acknowledges that the Company intends to pay SG Cowen & Co., LLC (the “Placement Agent”) a fee (the “Placement Fee”) in respect of the sale of Shares and Warrants to the Investor.
          1.5 The Company has entered into a Placement Agent Agreement (the “Placement Agreement”) with the Placement Agent that contains certain representations, warranties, covenants, agreements and indemnities of the Company that may be relied upon by the Investor, as a third party beneficiary thereof in accordance with the terms of the Placement Agreement. A copy of the Placement Agreement is available upon request.
2. Closings and Delivery of the Shares, Warrants and Funds.
          2.1 Firm Shares and Warrants. The completion of the purchase and sale of the Firm Shares and Firm Warrants (the “First Closing”) will occur at a place and time (the “First Closing Date”) to be specified by the Company and the Placement Agent, and of which the Investors will be notified in advance by the Placement Agent, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934. At the First Closing, (a) the Company will cause its transfer agent to deliver to the Investor the number of Firm Shares set forth on the Signature Page under the heading “Firm Shares”, registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, (b) the Company will deliver to the Investor the number of Firm Warrants set forth on the Signature Page under the heading “Firm

Shares”, registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, and (c) the aggregate purchase price for the Firm Shares and Firm Warrants being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.
          2.2 Option Shares and Warrants. The Investor shall also have the option (the “Option”) to purchase the Option Shares and Option Warrants. The Option may be exercised as to all or any part of the Option Shares and the Option Warrants at any time, and from time to time, during the period beginning on the day after the First Closing Date (or, if such day is not a Business Day (as such term is defined in the Placement Agent Agreement), the next Business Day) and ending on the day which is ninety (90) Business Days after the First Closing Date (or, if such day is not a Business Day, the next Business Day) (the “Option Period”). The Investor shall not be entitled to purchase, and the Company shall not sell, the Option Shares and Option Warrants unless the Investor has purchased the Firm Shares and Firm Warrants at the First Closing. The right to purchase the Option Shares and the Option Warrants or any portion thereof may be surrendered and terminated at any time during the Option Period upon notice by Investor to the Company and the Placement Agent.
          The Option, if exercised, shall be exercised by written notice in the form of Exhibit B hereto (the “Option Notice”) being given to the Company and the Placement Agent by Investor setting forth the number of Option Shares and Option Warrants to be purchased by such Investor. The completion of the purchase and sale of the Option Shares and Option Warrants (the “Option Closing”) will occur at a place and time (the “Option Closing Date”, and together with the First Closing Date, the “Closing Dates”) to be specified by the Company and the Placement Agent, and of which such Investor will be notified in advance by the Placement Agent, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934. Each date and time for delivery of and payment for the Option Shares and Option Warrants shall in no event be earlier than two (2) Business Days, nor later than five (5) Business Days, after written notice is given. At any Option Closing, (a) the Company will cause the Transfer Agent to deliver to the Investor the number of Option Shares set forth in the Option Notice registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, (b) the Company will deliver to the Investor the number of Option Warrants set forth on the Signature Page under the heading “Option Warrants”, registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, and (c) the aggregate purchase price for the Option Shares and Option Warrants being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.
          2.3 (a) Conditions to the Company’s Obligations. The Company’s obligation to issue Firm Shares and Firm Warrants or Option Shares and Option Warrants, as the case may be, to the Investor will be subject to the receipt by the Company of the respective purchase price for the Firm Shares and Firm Warrants or Option Shares and Option Warrants, as the case may be, being purchased hereunder as set forth on the Signature Page under “Firm Shares” and “Option Shares” and the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to each Closing Date.
               (b) Conditions to the Investor’s Obligations. The Investor’s obligation to purchase Firm Shares and Firm Warrants or Option Shares and Option Warrants, as the case may be, will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to each Closing Date, including, without limitation, those contained in the Placement Agreement (collectively, the “Company Closing Conditions”). The offer to sell Shares and Warrants is made to each Investor separately, and the

Investor’s obligations to purchase Shares and Warrants expressly are not conditioned on the purchase by any other potential Investor.
          2.4 Delivery of Funds.
               (a) Delivery by Electronic Book-Entry at The Depository Trust Company. If the Investor elects to settle the Shares and Warrants purchased by such Investor through delivery by electronic book-entry at DTC, (i) in the case of Firm Shares, no later than one (1) Business Day after the execution of this Agreement by the Investor and the Company and (ii) in the case of Option Shares, no later than one (1) Business Day after the delivery of the Option Notice by the Investor to the Company and the Placement Agent, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Shares and Warrants being purchased by the Investor to the following account designated by the Company and the Placement Agent pursuant to the terms of that certain Escrow Agreement (the “Escrow Agreement”) dated as of August ___, 2005, by and among the Company, the Placement Agent and Brown Raysman Millstein Felder & Steiner LLP (the “Escrow Agent”):

THE CITIBANK PRIVATE BANK
153 East 53rd Street
New York, NY 10043
ABA # 021-000-089
Account Name: Superconductor Technologies Inc.
Account Number: 39311033
               Such funds shall be held in escrow until the respective Closing Date and delivered by the Escrow Agent on behalf of the Investors to the Company upon the satisfaction, in the sole judgment of the Placement Agent, of the Company Closing Conditions and the acceptance by the Company of the subscription. The Placement Agent shall have no rights in or to any of the escrowed funds, unless the Placement Agent and the Escrow Agent are notified in writing by the Company in connection with the First Closing or any Option Closing, as the case may be, that a portion of the escrowed funds shall be applied to the Placement Fee. The Company and the Investor agree to indemnify and hold the Escrow Agent harmless from and against any and all losses, costs, damages, expenses and claims (including, without limitation, court costs and reasonable attorneys fees) (“Losses”) arising under this Section 2.4 or otherwise with respect to the funds held in escrow pursuant hereto or arising under the Escrow Agreement, unless it is finally determined that such Losses resulted directly from the willful misconduct or gross negligence of the Escrow Agent. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
               Investor shall also furnish to the Placement Agent a completed W-9 form (or, in the case of an Investor who is not a United States citizen or resident, a W-8 form).
               Investor acknowledges that the Escrow Agent acts as counsel to the Placement Agent, and shall have the right to continue to represent the Placement Agent, in any action, proceeding, claim, litigation, dispute, arbitration or negotiation in connection with the Offering, and Investor hereby consents thereto and waives any objection to the continued representation of the Placement Agent by the Escrow Agent in connection therewith based upon the services of the Escrow Agent under the Escrow Agreement, without waiving any duty or obligation the Escrow Agent may have to any other person.

          (b) Delivery Versus Payment through The Depository Trust Company. If the Investor elects to settle the Shares and Warrants purchased by such Investor by delivery versus payment through DTC, (i) in the case of Firm Shares, no later than one (1) Business Day after the execution of this Agreement by the Investor and the Company and (ii) in the case of Option Shares, no later than one (1) Business Day after the delivery of the Option Notice by the Investor to the Company and the Placement Agent, the Investor shall confirm that the account or accounts at SG Cowen & Co., LLC to be credited with the Shares and Warrants being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Shares and Warrants being purchased by the Investor.
2.5 Delivery of Shares.
          (a) Delivery by Electronic Book-Entry at The Depository Trust Company. If the Investor elects to settle the Shares and Warrants purchased by such Investor through delivery by electronic book-entry at DTC, (i) in the case of Firm Shares, no later than one (1) Business Day after the execution of this Agreement by the Investor and the Company and (ii) in the case of Option Shares, no later than one (1) Business Day after the delivery of the Option Notice by the Investor to the Company and the Placement Agent, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares and Warrants being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a Deposit/Withdrawal at Custodian (“DWAC”) instructing Registrar and Transfer Company, the Company’s transfer agent, to credit such account or accounts with the applicable Shares and Warrants by means of an electronic book-entry delivery. Such DWAC shall indicate the settlement date for the deposit of such Shares and Warrants, which date shall be provided to the Investor by the Placement Agent. Simultaneously with the delivery to the Company by the Escrow Agent of the funds held in escrow pursuant to Section 3.4 above, the Company shall direct its transfer agent to credit the Investor’s account or accounts with the Shares and Warrants pursuant to the information contained in the DWAC.
          (b) Delivery Versus Payment through The Depository Trust Company. If the Investor elects to settle the Shares and Warrants purchased by such Investor by delivery versus payment through DTC, (i) in the case of Firm Shares, no later than one (1) Business Day after the execution of this Agreement by the Investor and the Company and (ii) in the case of Option Shares, no later than one (1) Business Day after the delivery of the Option Notice by the Investor to the Company and the Placement Agent, the Investor shall notify SG Cowen & Co., LLC of the account or accounts at SG Cowen & Co., LLC to be credited with the Shares and Warrants being purchased by such Investor. On the respective Closing Date, the Company shall deliver the applicable Shares and Warrants to the Investor directly to the account(s) at SG Cowen & Co., LLC identified by Investor and simultaneously therewith payment shall be made from such account(s) to the Company through DTC.
3. Representations, Warranties and Covenants of the Investor.
          The Investor represents and warrants to, and covenants with, the Company that (a) the Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares and the Warrants, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares and the Warrants, (b) the Investor has answered all questions on the Signature Page and Exhibit A attached hereto for use in preparation of the Prospectus Supplement and the answers thereto are true and correct as of the date hereof and will be true and correct as of each Closing Date and (c) the Investor, in connection with its decision to purchase the number of Firm Shares and Firm Warrants or Option Shares and Option

Warrants, as the case may be, set forth on the Signature Page, relied only upon any or all of the following: the Base Prospectus, the Prospectus Supplement, the Company’s regular reports on Forms 10-K, 10-Q and 8-K as filed by the Company with the Commission, and the representations and warranties of the Company contained herein.
          3.1 The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Shares and the Warrants, or possession or distribution of Offering materials in connection with the issue of the Shares and the Warrants in any jurisdiction outside the United States where action for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares and Warrants or has in its possession or distributes any Offering material, in all cases at its own expense. The Placement Agent is not authorized to make and has not made any representation or use of any information in connection with the issue, placement, purchase and sale of the Shares and Warrants, except as set forth or incorporated by reference in the Base Prospectus or the Prospectus Supplement.
          3.2 The Investor further represents and warrants to, and covenants with, the Company that (a) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investors herein may be legally unenforceable, and (c) the Investor, if an entity, is validly existing in its jurisdiction of organization and is not prohibited by its organizational documents from investing in the Shares and the Warrants.
          3.3 The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares and the Warrants constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares and the Warrants
          3.4 The Investor represents, warrants and agrees that, since the earlier to occur of (i) the date on which the Placement Agent first contacted the Investor about the Offering and (ii) the date that is the tenth (10th) trading day prior to the date of this Agreement, it has not engaged in any short selling of the Company’s securities, or established or increased any “put equivalent position” as defined in Rule 16(a)-1(h) under the Securities Exchange Act of 1934 with respect to the Company’s securities.
          3.5 The Investor, together with its affiliates (as that term is defined under Rule 405 of the Securities Act), has not, prior to the date of this Agreement, sold, offered to sell, solicited offers to buy, disposed of, loaned, pledged or granted any right with respect to (collectively, a “Dispositions”), the Shares and the Warrants purchased by it in the Offering. Such prohibited hedging or other transactions includes, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Shares and the Warrants purchased by the Investor in the Offering made by the Prospectus Supplement. Additionally, the Investor has not engaged in any short sales of the Company’s Common Stock within the past ten (10) trading days.

4. Miscellaneous
          4.1 Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares and the Warrants being purchased and the payment therefor.
          4.2 Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three Business Days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one Business Day after so mailed, (iii) if delivered by International Federal Express, two Business Days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

(a)	if to the Company, to:

Superconductor Technologies Inc.
460 Ward Drive
Santa Barbara, California 93111
Attention: Martin S. McDermut
Phone: (805) 690-4500
Telecopy: (805) 967-0342

with copies to:

10866 Wilshire Blvd, Suite 1250
Los Angeles, California 90024
Attention: Lisa Hamilton Klein, Esq.
Phone: (310) 234-6923
Telecopy: (310) 470-8354
                    (b)      if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.
          4.3 Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.
          4.4 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.
          4.5 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.
          4.6 Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

          4.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement.
          4.8 Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s counterpart to this Agreement, together with the Prospectus Supplement, shall constitute written confirmation of the Company’s sale of Shares and Warrants to such Investor.
          4.9 Press Release. The Company and the Investor agree that the Company shall issue a press release announcing the Offering prior to the opening of the financial markets in New York City on the Business Day immediately after the date hereof.
          4.9.1 Termination. In the event that the Placement Agreement is terminated by the Placement Agent or the Company pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

Exhibit A
SUPERCONDUCTOR TECHNOLOGIES INC.
INVESTOR QUESTIONNAIRE
     Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares and Warrants are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares and Warrants are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares and Warrants:

8.	Account Number at DTC Participant being credited with the Shares and Warrants:

Exhibit B
SUPERCONDUCTOR TECHNOLOGIES INC.
NOTICE OF EXERCISE OF OPTION TO PURCHASE OPTION SHARES AND OPTION
WARRANTS
____________, 2005

Superconductor Technologies Inc.
460 Ward Drive
Santa Barbara, California 93111
Attention: President
Telecopy: (805) 967-0342
SG Cowen & Co., LLC
1221 Avenue of the Americas
New York, New York 10020
Attention: Gregg Smith
Telecopy: (212) 278-7995
Ladies and Gentlemen:
     Reference is made herein to that certain Subscription Agreement, dated August 10, 2005 (the “Subscription Agreement”), between the undersigned Investor and Superconductor Technologies Inc. The undersigned Investor hereby exercises its Option, pursuant to Section 3.2 of the Subscription Agreement, to purchase the following number of Option Shares and Option Warrants at the following aggregate Option Shares Purchase Price:

Number of Option Shares:

Number of Option Warrants: [1]

Aggregate Option Shares Purchase Price:[2]	$

     All capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to such terms in the Subscription Agreement.

Very truly yours, [Investor]
By:
Name:
Title:

[1]	Such number of Option Warrants to be equal to 20% of the number of Option Shares being purchased by Investor

[2]	Calculated at a price per Option Share of $